Exhibit 3

EXECUTION VERSION

REGISTRATION AGREEMENT

This REGISTRATION AGREEMENT (this “Agreement”), dated as of October 21, 2011, is made by and among (i) Westwood One, Inc., a Delaware corporation (the “Corporation”), (ii) Triton Media Group, LLC, a Delaware limited liability company (“Triton Media” and, together with any Person who executes a counterpart to, or otherwise agrees in writing to be bound by, this Agreement with the prior written consent of Triton Media, “Triton”), and (iii) Gores Radio Holdings, LLC, a Delaware limited liability company (“Gores Radio” and, together with any Person who executes a counterpart to, or otherwise agrees in writing to be bound by, this Agreement with the prior written consent of Gores Radio, “Gores”).  Triton and Gores are collectively referred to herein as the “Securityholders.”  Capitalized terms used but not defined herein have the meanings set forth in Section 9 below.

WHEREAS, Gores is a holder of Class A Common Stock of the Corporation, par value $0.01 per share (“Class A Common Stock”), and Triton is a holder of Class B Common Stock of the Corporation, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”), which Class B Common Stock is convertible into Class A Common Stock in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Corporation; and

WHEREAS, Gores is party to a Registration Rights Agreement, dated as of March 3, 2008, between the Corporation and Gores, as amended (the “Existing Gores Agreement”), which is terminated and of no further force or effect as of the date hereof pursuant to Section 10 below.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.            Demand Registrations.

(a)           Requests for Registration.  The holders of a majority of the Triton Registrable Securities may request registration under the Securities Act of all or part of its Registrable Securities on Form S-1 or any similar long-form registration (“Triton Long-Form Registrations”) or, if available, on Form S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (“Triton Short-Form Registrations”); provided that only two (2) Triton Long-Form Registrations may be requested hereunder.  In addition, the holders of a majority of the Gores Registrable Securities may request registration under the Securities Act of all or part of its Registrable Securities on Form S-1 or any similar long-form registration (“Gores Long-Form Registration” and, together with Triton Long-Form Registrations, “Long-Form Registrations”) or, if available, on Form S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (“Gores Short-Form Registrations” and, together with Triton Short-Form Registrations, “Short-Form Registrations”); provided that only one (1) Gores Long-Form Registration may be requested hereunder.  The aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $25,000,000, and the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $10,000,000.  A requested Long-Form Registration shall not count as one of the permitted Long-Form Registrations until it has become effective, and no Long-Form Registration shall count as one of the permitted Long-Form Registrations unless the party requesting such registration is able to register and sell 85% of its Registrable Securities requested to be included in such registration.  All registrations requested pursuant to this Section 1(a) are referred to herein as “Demand Registrations.”  Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering.  Within five (5) days after receipt of any such request, the Corporation shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to Section 1(d), will include in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein from such Persons within twenty (20) days after the receipt of the Corporation’s notice.

(b)           Long-Form Registrations.  Subject to Section 1(a), the holders of a majority of the Triton Registrable Securities shall be entitled to request two (2) Triton Long-Form Registrations, and the holders of a majority of the Gores Registrable Securities shall be entitled to request one (1) Gores Long-Form Registration, in each case in which the Corporation shall pay all Registration Expenses (as defined below in Section 5).  The Corporation shall pay all Registration Expenses in connection with any registration initiated as a permitted Long-Form Registration whether or not it has become effective and whether or not such registration is counted as one of the permitted Long-Form Registrations.  All Long-Form Registrations shall be underwritten registrations.

(c)           Short-Form Registrations.  Subject to Section 1(a), in addition to the Long-Form Registrations provided pursuant to Section 1(b), the holders of a majority of the Triton Registrable Securities shall be entitled to request an unlimited number of Triton Short-Form Registrations, and the holders of a majority of the Gores Registrable Securities shall be entitled to request an unlimited number of Gores Short-Form Registrations, in each case in which the Corporation shall pay all Registration Expenses.  Demand Registrations will be Short-Form Registrations whenever the Corporation is permitted to use any applicable short form. The Corporation shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.  All Short-Form Registrations shall be underwritten registrations, unless otherwise agreed to by the holders of a majority of Registrable Securities initially requesting such registration.  If the Corporation, pursuant to the request of the holders of a majority of the Triton Registrable Securities or the holders of a majority of the Gores Registrable Securities, as applicable, is qualified to and has filed with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 under the Securities Act (the “Required Registration”), then the Corporation shall use reasonable best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practicable after filing, and, once effective, the Corporation shall cause such Required Registration to remain effective until the date on which all Triton Registrable Securities or Gores Registrable Securities, as applicable, included in such registration have been sold pursuant to the Required Registration.

(d)           Priority on Demand Registrations.  The Corporation shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities initially requesting such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Corporation in writing that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within the price range acceptable to the holders of a majority of the Registrable Securities initially requesting such registration, the Corporation will include in such registration, (i) first, the Registrable Securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within such price range, pro rata among the respective holders of such securities on the basis of the number of shares of such securities owned by each such holder, (ii) second, the Investor Securities requested to be included in such registration by the Investor Stockholders pursuant to the Investor Rights Agreement that, in the opinion of such underwriters, can be sold in an orderly manner within such price range, pro rata among the respective holders of such securities on the basis of the number of shares of such securities owned by each such holder, and (iii) third, other securities requested (and permitted) to be included in such registration, if any, that, in the opinion of such underwriters, can be sold in an orderly manner within such price range, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder.

(e)           Restrictions on Demand Registrations.  The Corporation shall not be obligated to effect any Long-Form Registration within 90 days after the effective date of a previous Long-Form Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 and in which there was no reduction in the number of Registrable Securities requested to be included.  The Corporation may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Corporation furnishes to the holders of Registrable Securities a certificate signed by the Chief Executive Officer of the Corporation, following consultation with, and after obtaining the good faith approval of, the board of directors of the Corporation, stating that the Corporation believes that such postponement is reasonably necessary in order to avoid premature disclosure of a material matter required, as determined by the Corporation after consultation with outside counsel, to be otherwise disclosed in the prospectus, the disclosure of which the board has determined would have a material adverse effect on any proposal or plan by the Corporation and its Subsidiaries to acquire financing or engage in any acquisition of assets (other than in the ordinary course of business) or any merger, amalgamation, consolidation, tender offer or similar transaction; provided, however, that the Corporation shall not be entitled to so postpone unless it shall (A) concurrently request the suspension of sales by other security holders under registration statements covering securities held by such other security holders, (B) in accordance with the Corporation’s policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Corporation, and (C) itself refrain from any public offering and open market purchases during the postponement; provided further that, in such event, the Corporation shall pay all Registration Expenses in connection with such registration.  The Corporation may delay a Demand Registration hereunder only once in any twelve-month period.

(f)            Selection of Underwriters.  The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and managing underwriter(s) to administer the offering.

(g)           Other Registration Rights.  Except as provided in this Agreement, the Corporation will not grant to any holder or prospective holder of any securities of the Corporation registration rights with respect to such securities which are senior to the rights granted hereunder without the prior written consent of the holders of a majority of Triton Registrable Securities and Gores Registrable Securities.

2.           Piggyback Registrations.

(a)           Right to Piggyback.  Whenever the Corporation proposes to register any of its equity securities (including any proposed registration of the Corporation’s securities by any third party) under the Securities Act (other than (i) pursuant to a Demand Registration, which is governed by Section 1 or (ii) pursuant to a registration on Form S-4 or S-8 or any successor or similar forms), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Corporation shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein from such Persons within twenty (20) days after the receipt of the Corporation’s notice.

(b)           Piggyback Expenses.  The Registration Expenses of the holders of Registrable Securities shall be paid by the Corporation in all Piggyback Registrations, whether or not such registration is consummated.

(c)           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that, in their opinion, the number of securities requested to be included in such offering exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Corporation, then the Corporation shall include in such registration (i) first, the securities the Corporation proposes to sell that, in the opinion of such underwriters, can be sold in an orderly manner within such price range, (ii) second, (A) the Registrable Securities requested to be included in such registration, and (B) the Investor Securities requested to be included in such registration by the Investor Stockholders pursuant to the Investor Rights Agreement, in each case that, in the opinion of such underwriters, can be sold in an orderly manner within such price range, pro rata among the respective holders of such securities on the basis of the number of shares of such securities owned by each such holder, and (iii) third, other securities requested (and permitted) to be included in such registration, if any, that, in the opinion of such underwriters, can be sold in an orderly manner within such price range, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder.

(d)           Priority on Secondary Registrations.  If  a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation’s securities other than holders of Registrable Securities (it being understood that secondary registrations on behalf of holders of Registrable Securities are addressed in Section 1 rather than this Section 2(d)), and the managing underwriters advise the Corporation in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the securities initially requested to be included in such registration, then the Corporation shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, (A) the Registrable Securities requested to be included in such registration, and (B) the Investor Securities requested to be included in such registration by the Investor Stockholders pursuant to the Investor Rights Agreement, in each case that, in the opinion of such underwriters, can be sold in an orderly manner within such price range, pro rata among the respective holders of such securities on the basis of the number of shares of such securities owned by each such holder, and (iii) third, other securities requested (and permitted) to be included in such registration, if any, that, in the opinion of such underwriters, can be sold in an orderly manner within such price range.

(e)           Selection of Underwriters.  If any Piggyback Registration is an underwritten offering, the selection of the investment banker(s) and managing underwriter(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration, which approval shall not be unreasonably withheld.

(f)           Other Registrations.  If the Corporation has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, then, unless such previous registration statement is a Required Registration, the Corporation shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

3.           Holdback Agreements.

(a)           Each holder of Registrable Securities agrees that, in connection with any underwritten public offering of the Corporation’s equity securities, it shall not (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Corporation (“Securities”) (including Securities which may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Securities and Exchange Commission), or any securities, options, or rights convertible into or exchangeable or exercisable for Securities (“Other Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i) of this Section 3(a), (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities or Other Securities, in cash or otherwise, or (iv) publicly disclose the intention to enter into any transaction described in clause (i), (ii) or (iii) above, from the date on which the Corporation gives notice to the holders of Registrable Securities that a preliminary prospectus has been circulated for the underwritten public offering to the date that is 90 days following the date of the final prospectus for such underwritten public offering (or such longer period not to exceed 180 days required by the underwriters designated as “book-runners” managing such registered public offering), unless such book-runners otherwise agree in writing (such period, the “Holdback Period”); provided that the holdback obligations set forth in this Section 3(a) shall not be effective or shall be reduced, as applicable, if, in any underwritten offering, the managing underwriter indicates in writing to the Corporation that such holdback obligations are not necessary or may be shortened in the applicable Demand Registration or Piggyback Registration.  If (x) the Corporation issues an earnings release or other material news or a material event relating to the Corporation and its Subsidiaries occurs during the last 17 days of the Holdback Period or (y) prior to the expiration of the Holdback Period, the Corporation announces that it will release earnings results during the 16-day period beginning upon the expiration of the Holdback Period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with FINRA Rule 2711(f)(4), the Holdback Period shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be (such period referred to herein as the “Holdback Extension”).  The Corporation may impose stop-transfer instructions with respect to its securities that are subject to the foregoing restriction until the end of such period, including any period of Holdback Extension.  The holdback obligations set forth in this Section 3(a) will automatically terminate upon any release or termination of such holdback obligations for the holders of a majority of the Registrable Securities.

(b)           In connection with any underwritten public offering of the Corporation’s equity securities, each holder of Registrable Securities agrees to enter into any lockup or similar agreement requested by the underwriters managing the registered public offering that is consistent in all material respects with the holdback obligations provided for in Section 3(a) above and which the holders of a majority of the Registrable Securities to be included in the relevant offering agree to enter into.

(c)           The Corporation (i) agrees not to effect any Public Sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form) or, in the event of a Holdback Extension, for such longer period until the end of such period of Holdback Extension, unless the underwriters managing the registered public offering otherwise agree, and (ii) to the extent not inconsistent with applicable law, except as otherwise permitted by the holders of a majority of the Registrable Securities to be included in the relevant offering, shall cause (1) each other holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, purchased from the Corporation at any time (other than in a registered public offering), (2) each officer and director of the Corporation and (3) each other holder of securities selling in the underwritten offering to agree not to effect any Public Sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (as extended by any Holdback Extension) except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the registered public offering otherwise agree.

(d)           Notwithstanding any other provision contained in this Agreement, the Corporation shall not include in any underwritten Demand Registration or underwritten

Piggyback Registration any portion of Registrable Securities held by any officers or employees of the Corporation or any of its Subsidiaries the inclusion of which the underwriter of such Demand Registration or Piggyback Registration, as the case may be, determines is likely to adversely affect such offering.

(e)           Notwithstanding anything to the contrary herein, except in the case of (i) a transfer to the Corporation, (ii) a Public Sale which does not violate Section 3(a) or 3(b), (iii) a transfer in connection with a Sale of the Corporation or (iv) a sale of less than 10% of the outstanding Common Stock to any Person or “group” (as defined in Section 13(d) of the Securities Exchange Act) (clauses (i) through (iv), a “Permitted Transfer”), prior to transferring any Registrable Securities to any Person not already a party to this Agreement (including by operation of law), the transferring Securityholder shall cause the prospective transferee to execute and deliver to the Corporation a counterpart of this Agreement thereby agreeing to be bound by the terms hereof.  Any transfer or attempted transfer of any Registrable Securities in violation of any provision of this Agreement shall be void ab initio, and the Corporation shall not record such transfer on its books or treat any purported transferee of such securities as the owner of such securities for any purpose.  Other than in the case of a Permitted Transfer, whether or not any such transferee has executed a counterpart hereto, such transferee shall be subject to the obligations of the transferor hereunder.  The provisions of this Section 3(e) shall terminate upon a Sale of the Corporation.

(f)           Each certificate, if any, evidencing Securities or Other Securities held by a Securityholder and each certificate, if any, issued in exchange for or upon the transfer of any such securities (unless such securities are no longer Registrable Securities) shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON _____________ AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, SPECIFIED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE ISSUER OF THE SECURITIES (THE “COMPANY”), AS AMENDED FROM TIME TO TIME.  A COPY OF SUCH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

The Corporation shall imprint such legend on certificates, if any, evidencing Securities and Other Securities outstanding prior to the date hereof.  The legend set forth above shall be removed from the certificates evidencing any securities which are no longer Registrable Securities.

4.           Registration Procedures.  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Corporation shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Corporation will as expeditiously as possible:

(a)           in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and (within sixty (60) days after the end of the period within which requests for registration may be given to the Corporation) file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)           notify in writing each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) the longer of (x) not less than six months (subject to extension pursuant to Section 7(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer and (y) the period specified in Section 1(c) for registrations pursuant to Rule 415 under the Securities Act or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c)           furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)           use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Corporation shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)           notify in writing each seller of such Registrable Securities (i) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of any event as a result of which the prospectus included in such registration statement (x) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made or (y) is otherwise not legally available to support sales of Registrable Securities;

(f)           prepare and file promptly with the Securities and Exchange Commission, and notify such holders of Registrable Securities prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in case any of such holders of Registrable Securities or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Corporation shall use its best efforts to prepare promptly upon request of any such holder or underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

(g)           cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed;

(h)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i)           enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being included in such registration or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable

Securities (including participation in “road shows,” investor presentations and marketing events and effecting a share or unit split or a combination of shares or units);

(j)           make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant, or agent in connection with such registration statement and assist and, at the request of any participating underwriter, use reasonable best efforts to cause such officers or directors to participate in presentations to prospective purchasers;

(k)           take all reasonable actions to ensure that any Free-Writing Prospectus utilized in  connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Corporation’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m)           use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, and in the event of the issuance of any such stop order or other such order the Corporation shall advise such holders of Registrable Securities of such stop order or other such order promptly after it shall receive notice or obtain knowledge thereof and shall use its best efforts promptly to obtain the withdrawal of such order;

(n)           obtain one or more cold comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), from the Corporation’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities included in such registration reasonably request; and

(o)           provide a legal opinion of the Corporation’s outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by such opinions, which opinions shall be addressed to the underwriters.  The Corporation may require each seller of Registrable Securities as to which any registration is being effected to furnish the Corporation such information regarding such seller and the distribution of such securities as the Corporation may from time to time reasonably request in writing.

5.           Registration Expenses.

(a)           All expenses incident to the Corporation’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Corporation and of all independent certified public accountants, underwriters including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the Financial Industry Regulatory Authority, Inc. (in each case, excluding discounts and commissions), and other Persons retained by the Corporation or by the holders of Registrable Securities or their affiliates on behalf of the Corporation (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Corporation shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Corporation are then listed.  Each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account.

(b)           In connection with each Demand Registration and each Piggyback Registration, the Corporation shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

(c)           To the extent Registration Expenses are not required to be paid by the Corporation, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable hereunder to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of each seller’s securities to be so registered.

6.           Indemnification.

(a)           The Corporation agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities and its Affiliates, and their respective officers, directors, managers, agents, and employees and each Person who controls such holder (within the meaning of the Securities Act) (each an “Indemnitee” and, collectively, the “Indemnitees”) against any losses, claims, damages or liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorneys’ fees), to which such Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by or result from (i) any untrue or alleged untrue statement of material fact contained (A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (B) in any application or other document or communication (in this Section 6 collectively called an “application”) executed by or on behalf of the Corporation or based upon written information furnished by or on behalf of the Corporation filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Corporation will reimburse each such Indemnitee for any legal or any other expenses incurred by him, her or it in connection with investigating or defending any such loss, claim, damage, expense, liability, action or proceeding; provided, however, that the Corporation shall not be liable in any such case to any such Person to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of, is based upon, is caused by or results from an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Corporation by such holder expressly for use therein.  In connection with an underwritten offering, the Corporation shall indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)           In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify and hold harmless the other holders of Registrable Securities and the Corporation, and their respective directors, officers, managers, agents and employees and each other Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney’s fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by or result from (i) any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in each case, in reliance upon and in conformity with written information prepared and furnished to the Corporation by such holder expressly for use therein; provided, however, that the obligation to indemnify will be several and not joint, as to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)           Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)           The indemnifying party shall not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect to such claim or litigation without any payment or consideration provided by such indemnified party.

(e)           If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative fault of the Corporation on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in clause (i) above but also the relative benefit of the Corporation on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the registration statement or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Corporation on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Corporation bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement.  The relative fault of the Corporation on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be determined by reference to, among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the Corporation or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)           The Corporation and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6, no seller of Registrable Securities shall be required to contribute any amount in excess of the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)           The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

7.           Participation in Underwritten Registrations.

(a)           No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Corporation to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Corporation or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Corporation or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

(b)           Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 4(e), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(e); provided that   the Corporation shall cause the period from and including the date of the giving of such notice pursuant to this Section 7 to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(f) (the “Suspension Period”) not to exceed 90 days in any twelve-month period.  In the event the Corporation shall give any such notice, the applicable time period mentioned in Section 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the Suspension Period.

8.           Current Public Information.  The Corporation shall file in a timely manner all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time, “Rule 144”) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. If requested by any holder of Registrable Securities, the Corporation shall deliver to such holder of Registrable Securities a written statement that the Corporation has complied with all Rule 144 filing requirements. Without limiting the generality of the foregoing, the Corporation agrees to make and keep adequate current public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times to the extent required to enable the holders of Registrable Securities covered by a Registration Statement to sell such Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 thereunder.

9.           Definitions.

“Agreement” has the meaning set forth in the preamble.

“application” has the meaning set forth in Section 6(a).

“Class A Common Stock” has the meaning set forth in the preamble.

“Class B Common Stock” has the meaning set forth in the preamble.

“Common Stock” has the meaning set forth in the preamble.

“Corporation” has the meaning set forth in the preamble.

“Demand Registrations” has the meaning set forth in Section 1(a)

“Existing Gores Agreement” has the meaning set forth in the preamble.

“Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

“Gores” has the meaning set forth in the preamble.

“Gores Long-Form Registration” has the meaning set forth in Section 1(a).

“Gores Radio” has the meaning set forth in the preamble.

“Gores Registrable Securities” means (i) any Class A Common Stock held from time to time by Gores, (ii) Class A Common Stock of the Corporation issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization, and (iii) any other Class A Common Stock of the Corporation into which any other securities held from time to time by Gores is convertible or exchangeable.  As to any particular Gores Registrable Securities, such securities shall cease to be Gores Registrable Securities when they (a) have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (c) have been purchased or otherwise acquired by any employee of the Corporation or any of its Subsidiaries or (d) have been repurchased by the Corporation or any Subsidiary.  For purposes of this Agreement, a Person shall be deemed to be a holder of Gores Registrable Securities, and the Gores Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Gores Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Gores Registrable Securities hereunder.

“Gores Short-Form Registrations” has the meaning set forth in Section 1(a).

“Holdback Extension” has the meaning set forth in Section 3(a).

“Holdback Period” has the meaning set forth in Section 3(a).

“Indemnittee” and “Indemnitees” have the meanings set forth in Section 6(a).

“Investor Rights Agreement” means that certain Amended and Restated Investor Rights Agreement, dated as of October 21, 2011, among the Corporation, Gores Radio and the Investor Stockholders.

“Investor Securities” means the “Registrable Securities” as defined in the Investor Rights Agreement as in effect on the date hereof.

“Investor Stockholders” means the holders of the Investor Securities from time to time.

“Long-Form Registrations” has the meaning set forth in Section 1(a).

“Other Securities” has the meaning set forth in Section 3(a).

“Permitted Transfer” has the meaning set forth in Section 3(e).

“Person” means an individual, a partnership, a joint venture, an association, a joint stock company, a corporation, a limited liability company, a trust, an unincorporated organization, an investment fund, any other business entity or a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 2(a).

“Public Sale” means any sale of Registrable Securities to the public (i) pursuant to an offering effectively registered under the Securities Act or (ii) through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in effect) adopted under the Securities Act.

“Registrable Securities” means, collectively, the Triton Registrable Securities and the Gores Registrable Securities.

“Registration Expenses” has the meaning set forth in Section 5(a).

“Required Registration” has the meaning set forth in Section 1(c).

“Rule 144” has the meaning set forth in Section 8.

“Sale of the Corporation” has the meaning set forth in the Amended and Restated Certificate of Incorporation of the Corporation.

“Securities” has the meaning set forth in Section 3(a).

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Securities and Exchange Commission” means the United States Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

“Securityholders” has the meaning set forth in the preamble.

“Short-Form Registrations” has the meaning set forth in Section 1(a).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing member, board of managers or general partner of such limited liability company, partnership, association, or other business entity.

“Suspension Period” has the meaning set forth in Section 7(b).

“Triton” has the meaning set forth in the preamble.

“Triton Long-Form Registrations” has the meaning set forth in Section 1(a).

“Triton Media” has the meaning set forth in the preamble.

“Triton Registrable Securities” means (i) any Class A Common Stock held from time to time by Triton or into which Class B Common Stock held from time to time by Triton is convertible, (ii) Class A Common Stock of the Corporation issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization, and (iii) any other Class A Common Stock of the Corporation into which any other securities held from time to time by Triton is convertible or exchangeable.  As to any particular Triton Registrable Securities, such securities shall cease to be Triton Registrable Securities when they (a) have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (c) have been purchased or otherwise acquired by any employee of the Corporation or any of its Subsidiaries or (d) have been repurchased by the Corporation or any Subsidiary.  For purposes of this Agreement, a Person shall be deemed to be a holder of Triton Registrable Securities, and the Triton Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Triton Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Triton Registrable Securities hereunder.

“Triton Short-Form Registrations” has the meaning set forth in Section 1(a).

10.           Termination of Existing Gores Agreement.  Each of the Corporation and Gores hereby agrees and acknowledges that the Existing Gores Agreement is terminated and of no further force or effect as of the date hereof.

11.           CBS Registration Rights.  Notwithstanding the other provisions of this Agreement, the rights of the Securityholders under this Agreement shall be adjusted to the extent required to prevent such rights from being inconsistent with the rights of CBS Radio, Inc. (“CBS”) under Section 1.2 (including with respect to inclusion of Registrable Securities in a registration statement provided under such section) or 1.4 of that certain Registration Rights Agreement, dated as of March 3, 2008, between the Corporation and CBS.

12.           Miscellaneous.

(a)           Notices.  All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made (a) when delivered personally to the recipient, (b) when sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. local time of the recipient on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid).  Such notices, demands, and other communications shall be sent to the Corporation at the address set forth below and to any other recipient at the address indicated on the Schedule of Securityholders attached hereto, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.  The Corporation’s address is as follows:

Westwood One, Inc.
220 West 42nd Street, 3rd Floor
New York, NY 10036
Attention: Chief Executive Officer
Facsimile: (646) 285-0174

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attention:  Christopher J. Greeno, P.C.
     Tana M. Ryan
Facsimile:  (312) 862-2200

(b)           No Inconsistent Agreements.  After the date hereof, the Corporation will not enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.  Except as provided in this Agreement, after the date hereof, the Corporation shall not grant to any Persons the right to request the Corporation to register any equity securities of the Corporation, or any securities, options, or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities.

(c)           Adjustments Affecting Registrable Securities.  The Corporation will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including effecting a stock split, combination of shares or other recapitalization).

(d)           Remedies.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(e)           Amendments and Waivers.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Corporation or the holders of Registrable Securities unless such modification, amendment or waiver is approved in writing by the Corporation and the holders of a majority of the Triton Registrable Securities and the Gores Registrable Securities.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.  Notwithstanding the foregoing, an amendment or modification of this Agreement to add a party hereto and to grant such party registration rights will be effective against the Corporation and all holders of Registrable Securities if such modification, amendment or waiver is approved in writing by the Corporation and the holders of a majority of the Triton Registrable Securities and the Gores Registrable Securities (except that no additional consent shall be required with respect to any party who is given registration rights hereunder as a holder of Triton Registrable Securities or Gores Registrable Securities pursuant to the preamble of this Agreement).  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision in accordance with its terms.

(f)           Securityholder Status.  Notwithstanding anything to the contrary that may be set forth herein, at such time as any Securityholder ceases to hold any Registrable Securities, such Securityholder shall be deemed to no longer be a Securityholder for purposes of this Agreement and shall no longer be entitled to the rights or subject to the obligations of a Securityholder as set forth herein.

(g)           Successors and Assigns; Third-Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto (and the Persons specifically identified in Section 6) and their respective successors and assigns.  In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the holders of Registrable Securities (or any portion thereof) as such shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities (or of such portion thereof); provided that such subsequent holder of Registrable Securities has executed a counterpart to, or otherwise agreed in writing to be bound by, this Agreement in accordance with the procedures set forth herein.

(h)           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(i)           Entire Agreement.  Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including without limitation the Existing Gores Agreement.

(j)           Counterparts; Facsimile Signature.  This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement may be executed by facsimile signature.

(k)           Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(l)           Governing Law.  All issues and questions concerning the relative rights and obligations of the Corporation and the Securityholders under this Agreement and the construction, validity, interpretation and enforceability of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(m)           Consent to Jurisdiction.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby.  Each of the parties hereto further agrees that service of any process, summons, notice or document by United States certified or registered mail to such party’s respective address set forth in Section 12(a), or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party, shall be effective service of process in any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence.  Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

(n)           Mutual Waiver of Jury Trial.  Because disputes arising in connection with complex transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, each party to this Agreement hereby waives all rights to trial by jury in any action, suit or proceeding brought to resolve any dispute between or among any of the parties hereto, whether arising in contract, tort or otherwise, arising out of, connected with, related or incidental to this Agreement or the transactions contemplated hereby.

(o)           Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Corporation’s chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement as of the day and year first above written.

WESTWOOD ONE, INC.

By:	/s/ David Hillman
Name:	David Hillman
Its:	Executive Vice President

Signature Page - Registration Agreement

TRITON MEDIA GROUP, LLC

By:	/s/ Neal Schore
Name:	Neal Schore
Its:	President and Chief Executive Officer

Signature Page - Registration Agreement

GORES RADIO HOLDINGS, LLC By: THE GORES GROUP, LLC, its Manager

By:	/s/ Jonathan Gimbel
Name:	Jonathan Gimbel
Its:	Principal

Signature Page - Registration Agreement

SCHEDULE OF SECURITYHOLDERS

Name & Address

If to Triton:

Triton Media Group, LLC
15303 Ventura Boulevard, Suite 1500
Sherman Oaks, CA 91403
Attention:  Chief Executive Officer
Facsimile:  (818) 990-0930

with copies (which shall not constitute notice) to:

Oaktree Capital Management, L.P.
333 S. Grand Ave., 28th Floor
Los Angeles, CA 90071
Attention:  Andrew Salter
Facsimile:  (213) 830-6394

and

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attention:  Christopher J. Greeno, P.C.
                  Tana M. Ryan
Facsimile:  (312) 862-2200

If to Gores:

Gores Radio Holdings, LLC
c/o The Gores Group, LLC
10877 Wilshire Blvd, 18th Floor
Los Angeles, CA 90024
Attention: General Counsel
Facsimile: (310) 443-2149
with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071-3144
Attention:  Rick C. Madden, Esq.
Facsimile: (213) 621-5379